May 11, 2009

Lyrical Partners, L.P.
Soundpost Partners, LP

Gentlemen:

Reference is made to the Amended and Restated Term Sheet (the "Term Sheet") dated November 19, 2008 between Springbok Capital Management, LLC, Soundpost Partners, LP, Lyrical Partners, L.P. and Gavin Saitowitz. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Term Sheet.

For ten dollars and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Springbok, the Co-Venturing Parties and Gavin Saitowitz agree as follows, effective immediately:

     1. The fourth installment of the professional service fee payable by the Co-Venturing Parties to Springbok shall be increased from $87,500 to $196,000.
     2. The Tag Along Rights provisions specified in the Term Sheet shall not be in effect unless Springbok notifies the Co-Venturing Parties or the Co-Venturing Parties notify Springbok, in writing, that such rights shall resume.

In all other respects, the Term Sheet shall remain in full force and effect.

                               Very truly yours,
                               SPRINGBOK CAPITAL MANAGEMENT, LLC


                                By: /s/ Gavin Saitowitz
                                   -----------------------
                                   Gavin Saitowitz

AGREED AND ACCEPTED:

SOUNDPOST PARTERS, LP



By:  /s/ Jaime Lester
   ---------------------
    Jaime Lester
    Managing Member


LYRICAL PARTNERS, L.P.


By:  /s/ Jeffrey Keswin
   --------------------
    Jeffrey Keswin
    Managing Partner

April 30, 2009

Lyrical Partners, L.P.
Soundpost Partners, LP

Gentlemen:

Reference is made to the Amended and Restated Term Sheet (the "Term Sheet") dated November 19, 2008 between Springbok Capital Management, LLC, Soundpost Partners, LP, Lyrical Partners, L.P. and Gavin Saitowitz. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Term Sheet.

For ten dollars and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Springbok, the Co-Venturing Parties and Gavin Saitowitz agree that the payment specified in the Term Sheet equal to 5% of each of the Co-Venturing Parties' respective aggregate realized profits on its MCG common stock, shall be determined using the closing price of MCG common stock as of the date hereof. Based on that $1.76 per share closing price, the payment shall be $307,368. There shall be no adjustment to this payment based upon market fluctuations hereafter or on the profits actually realized by the Co-Venturing Parties.

In all other respects, the Term Sheet shall remain in full force and effect.

                               Very truly yours,
                               SPRINGBOK CAPITAL MANAGEMENT, LLC


                                By: /s/ Gavin Saitowitz
                                   -----------------------
                                    Gavin Saitowitz

AGREED AND ACCEPTED:

SOUNDPOST PARTERS, LP



By:  /s/ Jaime Lester
   ---------------------
      Jaime Lester
      Managing Member


LYRICAL PARTNERS, L.P.


By:  /s/ Jeffrey Keswin
   --------------------
      Jeffrey Keswin
      Managing Partner